Alkaline Water Co. Provides Corporate Update
Revenue growth maintains Alkaline88® as one of the nation’s fastest-growing beverages

August 10, 2017 – The Alkaline Water Company Inc. (OTCQB: WTER) (the “Company”) has published an updated corporate presentation on its website that highlights recent milestones. The Company, the creator of an innovative, state-of-the-art, proprietary electrolysis beverage process, packages and sells its alkaline water in 1-gallon, 3-liter, 1-liter, 700ml and 500ml sizes to over 31,000 retail locations in all 50 states and is in the process of expanding into select international markets.

With the strong results recorded in FY 2017 (year-ended March 31, 2017) with revenue up 80 percent compared to FY 2016, the Company felt this would be a good time to update its presentation. FY 2018 began with robust sales and continued footprint expansion as the Company forges new distribution relationships and momentum continues.

The updated corporate presentation is available for download or viewing at www.thealkalinewaterco.com or directly at:
http://content.equisolve.net/_111d7d206c76bbcc2f67824c6a37166a/thealkalinewaterco/db/258/500/pdf/A ugust+2017+Corporate+Update+Final.pdf

Presentation Highlights:

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Premium waters have become the fastest-growing segment in the bottled water sector, and Alkaline88® acceptance by major retailers continues to grow. The brand is now available in over 31,000 retail locations nationwide, with distribution expected to exceed 40,000 locations by end of FY 2018.

•	In less than five years, Alkaline88® has expanded to over half of the top 75 food retailers and wholesalers in the U.S.

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The Company has established key co-packing facilities throughout the U.S. to support its national expansion campaign and now has six co-packers nationwide that have up to a combined $72 million of production capabilities and are located within 600 miles of 95 percent of the U.S. population.

•	With premium water sales outpacing regular water 3-to-1, Alkaline88® ranks among the fastest-growing premium bottled water brands, with revenue increasing over 2,100 percent since FY 2013.

•	Management projects $24 million in revenue in FY 2018, which is expected to lead results to turn cash flow positive for the fiscal year.

“Alkaline88® has enjoyed tremendous momentum as consumers discover the benefits of the premium water segment and our brand specifically. It is one of the fastest-growing beverages in the nation,” states company president and CEO Richard Wright. “As we continue our national rollout, we believe the brand can attain a leading position in several markets as it has in southeast California. We look forward to commencing our international expansion in FY 2018, as consumers everywhere should have access to Alkaline88®.”

FY 2017 initiatives to support and grow Alkaline88® included:

•	National rollout of new single-serving-size labels.

• The new single-serving-size labels have brought brand continuity with the larger bottles and assisted in boosting sales and landing new national accounts.

•	Opened and expanded East Coast co-packing facilities in Virginia and Georgia.

•	Added numerous national retail chains across the U.S.

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In FY 2017, the company secured placement for Alkaline88® with VMC, Harris Teeter, Festival Foods, 7-Eleven stores (in Southern California), Fresh Thyme Farmers Market, Food Depot Supermarkets, Hornbacher's, Super One Foods, Food Lion, Winn-Dixie, BI-LO, Dierbergs Markets, Sendik's Food Market and Ingles Markets.

•	Newly installed executive sales team added multiple national accounts in five short months with the company.

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Alkaline88® is now available in Valu Merchandising Company, Harris Teeter, Festival Foods, Raley's and Shaw's as a direct result of increased sales effort. We expect to see many more additions of national accounts throughout FY 2018.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company Inc. (OTCQB: WTER) has developed an innovative, state-of-the-art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The Company is focused on the business of distributing and marketing for retail sale of its cost-effectively packaged Alkaline88® water beverage products. Visit: www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88®'s premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the U.S. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things: the statement that distribution is expected to exceed 40,000 locations by end of FY 2018; the statement that the Company has a combined $72 million of production capabilities; the management’s projection of $24 million in revenue in FY 2018, which is expected to lead results to turn cash flow positive for the fiscal year; the statement that the Company looks forward to commencing its international expansion in FY 2018; and the Company’s expectation to see many more additions of national accounts throughout FY 2018. The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that there will be continued expansion of direct store distributor sales; that there will be increased production capacity through implementation of new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company’s products; that there will be an expansion into new national and regional grocery retailers; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water; additional competitors selling alkaline water bulk containers reducing the Company’s sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; that fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply chain interruption due to factors beyond the Company’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company’s ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the U.S. Although the Company believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

The Alkaline Water Company Inc.

WTER Investor Relations,

IRTH Communications
Robert Haag
Managing Partner
866-976-4784
investors@thealkalinewaterco.com